Exhibit 5.2

September 15, 2006
BioMed Realty Trust, Inc.
17140 Bernardo Center Drive, Suite 222
San Diego, California 92128
12636 High Bluff Drive, Suite 400
San Diego, California 92130-2071
Tel: (858) 523-5400 Fax: (858) 523-5450
www.lw.com
FIRM / AFFILIATE OFFICES

Brussels	New York
Chicago	Northern Virginia
Frankfurt	Orange County
Hamburg	Paris
Hong Kong	San Diego
London	San Francisco
Los Angeles	Shanghai
Milan	Silicon Valley
Moscow	Singapore
Munich	Tokyo
New Jersey	Washington, D.C.

     Re:       Registration Statement on Form S-3 of BioMed Realty Trust, Inc.
Ladies and Gentlemen:
      In connection with the registration statement on Form S-3 filed on September 15, 2006 (the “Registration Statement”) by BioMed Realty Trust, Inc., a Maryland corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), you have requested our opinion with respect to the matters set forth below.
     You have provided us with a draft prospectus (the “Prospectus”), which is a part of the Registration Statement. The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Prospectus, as supplemented by various Prospectus Supplements, will provide for the offer and sale by the Company of an indeterminate amount of (i) one or more series of debt securities (the “Debt Securities”), (ii) one or more series of shares of preferred stock, par value $0.01 per share (the “Preferred Stock”), (iii) shares of Preferred Stock represented by depositary shares (the “Depositary Shares”), (iv) shares of common stock, par value $0.01 per share (the “Common Stock”), (v) warrants to purchase Debt Securities, Depositary Shares, Preferred Stock or Common Stock (collectively, the “Warrants”), (vi) rights to purchase shares of Common Stock (the “Rights”) and (vii) units consisting of two or more of the foregoing (the “Units”). Any series of Debt Securities may be convertible and/or exchangeable for Common Stock, Preferred Stock or another series of Debt Securities. Any series of Preferred Stock may be convertible and/or exchangeable for Common Stock or another series of Preferred Stock. The Debt Securities, Preferred Stock, Depositary Shares, Common Stock, Warrants, Rights and Units are collectively referred to herein as the “Securities.”
     The Debt Securities may be issued pursuant to an indenture, the form of which is incorporated by reference as an exhibit to the Registration Statement, by and between the Company and a trustee to be named (the “Trustee”), as the same may be amended or supplemented from time to time (the “Indenture”). The Depositary Shares will be issued under one or more deposit agreements by and between the Company and a financial institution identified therein as the depositary. The Company may issue receipts for Depositary Shares,

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each of which will represent a fractional share of Preferred Stock represented by Depositary Shares. The Warrants will be issued under one or more warrant agreements by and between the Company and a financial institution identified therein as warrant agent. The Rights will be issued under one or more rights agreements by and between the Company and a financial institution identified therein as the rights agent.
     In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization and issuance of the Securities. For purposes of this opinion, we have assumed that proper proceedings in connection with the authorization and issuance of the Securities will be timely and properly completed, in accordance with all requirements of applicable federal and New York laws and the Maryland General Corporation Law, in the manner presently proposed.
     As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon the foregoing and upon certificates and other assurances of one or more officers of the Company and others as to certain factual matters without having independently verified such factual matters. In addition, we have obtained and relied upon such certificates and assurances from public officials as we have deemed necessary.
     Unless otherwise stated herein, our opinions herein are based upon our consideration of only those statutes, rules and regulations which in our experience, are normally applicable to issuers of debt securities. We express no opinion as to any state or federal laws or regulations applicable to the subject transaction because of the legal or regulatory status of parties to the Debt Securities or the Indenture or the legal or regulatory status of any of their affiliates. We are opining herein as to the effect on the subject transaction only of the federal securities laws of the United States and the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues concerning the Maryland General Corporation Law and the internal laws of the State of Maryland are addressed in the opinion of Venable LLP, separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.
     Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof:
     1.       When (i) the Indenture has been duly authorized, executed and delivered by the Company, (ii) the Debt Securities have been duly established in accordance with the terms of the Indenture (including, without limitation, the adoption by the Board of Directors of the Company or a duly formed committee thereof of a resolution duly authorizing the issuance and delivery of the Debt Securities), duly authenticated by the Trustee and duly executed and delivered by or on behalf of the Company against delivery and payment therefor in accordance with the terms and provisions of the Indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s), and (iii) the Registration Statement and any required

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post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (a) the terms of the Debt Securities as executed and delivered are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Debt Securities as executed and delivered do not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Debt Securities as executed and delivered comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
     2.       When (i) the Indenture has been duly authorized, executed and delivered by the Company, (ii) the Debt Securities have been duly executed and delivered by all parties thereto, and (iii) the Registration Statement and any required post-effective amendments thereto have all become effective under the Securities Act and the Prospectus and any and all Prospectus Supplement(s) required by applicable laws have been delivered as required by such laws, and assuming that (a) the provisions of the Indenture are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), (b) the Indenture does not violate any law applicable to the Company or result in a default under or breach of any agreement or instrument binding upon the Company, (c) the Indenture complies with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company, and (d) the Debt Securities are then issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s), the Indenture will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.
     The opinions set forth above are further subject to the following exceptions, limitations and qualifications: (i) the effects of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effects of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the validity under certain circumstances under law or court decisions of provisions providing for the indemnification, exculpation of or contribution to a party with respect to a liability where such indemnification, exculpation or contribution is contrary to public policy; and (iv) we express no opinion with respect to (a) consents to, or restrictions upon, governing law, jurisdiction , venue, arbitration, remedies or judicial relief; (b) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, including the waiver of rights or defenses contained in Section 4.4 of the Indenture; (c) waivers of broadly or vaguely stated rights; (d) covenants not to

September 15, 2006

compete; (e) provisions for exclusivity, election or cumulation of rights or remedies; (f) provisions authorizing or validating conclusive or discretionary determinations; (g) grants of setoff rights; (h) provisions to the effect that a guarantor is liable as a primary obligor, and not as a surety; (i) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (j) proxies, powers and trusts; (k) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (l) any provision permitting, upon acceleration of the Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (m) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty; and (n) the severability, if invalid, of provisions to the foregoing effect.
     The opinions expressed herein do not include (i) any opinion with respect to the creation, validity, perfection or priority of any security interest or lien, or (ii) any opinion with respect to compliance with laws relating to permissible rates of interest.
     We have not been requested to express and, with your consent, do not render any opinion as to the applicability to the obligations of the Company under the Indenture or the Debt Securities of Sections 547 and 548 of the United States Bankruptcy Code or applicable state law (including, without limitation, Article 10 of the New York Debtor and Creditor Law) relating to preferences and fraudulent transfers and obligations. We also express no opinion herein as to tax laws, antitrust or trade regulation laws, insolvency or fraudulent transfer laws, antifraud laws and compliance with fiduciary duty requirements (without limiting other laws excluded by customary practice).
     With your consent, we have assumed (i) that the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (ii) that the Trustee will be duly qualified to engage in the activities contemplated by the Indenture; (iii) that the Indenture will be duly authorized, executed and delivered by, and will constitute the legally valid and binding obligation of, the Trustee, enforceable against it in accordance with its terms; (iv) that the Trustee will be in compliance, generally and with respect to acting as a trustee under the Indenture, with all applicable laws and regulations; (v) that the Trustee will have the requisite organizational and legal power and authority to perform its obligations under the Indenture; and (vi) that the status of the Debt Securities and the Indenture as legally valid and binding obligations of the parties is not affected by any (a) breaches of, or defaults under, agreements or instruments, (b) violation of statutes, rules, regulations or court or governmental orders, or (c) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities, provided that we make no such assumptions to the extent we have opined as to such matters with respect to the Company herein.

September 15, 2006

     This opinion is for your benefit in connection with the Registration Statement, and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of federal securities laws. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading “Legal Matters” in the Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder. In addition, we give such consent on the condition and understanding that (i) this letter speaks only as of the date hereof and (ii) we have no responsibility or obligation to update this letter, to consider its applicability or correctness to other than its addressee, or to take into account changes in law, facts or any other developments of which we may later become aware.
Very truly yours,
/s/ Latham & Watkins LLP